As filed with the Securities and Exchange Commission on February 20, 2009

Registration No. 333-122249

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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Kronos Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	76-029459
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697
(972) 233-1700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert D. Graham
Vice President and General Counsel
Kronos Worldwide, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697
(972) 233-1700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

DEREGISTRATION

The registrant never issued any securities under this registration statement.  This registration statement terminated on December 1, 2008 pursuant to Rule 415(a)(5) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the transition interpretations of the staff of the Division of Corporation Finance of the SEC regarding the application of the December 1, 2005 amendments to Rule 415(a)(5) as they applied to registration statements that were effective before December 1, 2005 (Question 12 to the Securities Offering Reform Transition Questions and Answers, Staff of the Division of Corporation Finance of the U.S. Securities and Exchange Commission, www.sec.gov/divisions/corpfin/transitionfaq.htm).  Accordingly, pursuant to the registrant’s undertaking under Item 17 of this registration statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the  termination of the offering, the registrant hereby deregisters any and all securities originally registered pursuant to this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas on February 20, 2009.

Kronos Worldwide, Inc.

By:  /s/ Gregory M. Swalwell
Gregory M. Swalwell
Vice President, Finance and
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Chairman of the Board	February 20, 2009
Harold C. Simmons

*	Vice Chairman of the Board	February 20, 2009
Steven L. Watson	and Chief Executive Officer (Principal Executive Officer)

/s/ Gregory M. Swalwell	Vice President, Finance and	February 20, 2009
Gregory M. Swalwell	Chief Financial Officer (Principal Financial Officer)

/s/ Tim C. Hafer	Vice President and Controller	February 20, 2009
Tim C. Hafer	(Principal Accounting Officer)

*	Director	February 20, 2009
Keith R. Coogan

*	Director	February 20, 2009
Cecil H. Moore, Jr.

*	Director	February 20, 2009
George E. Poston

*	Director	February 20, 2009
Glenn R. Simmons

*	Director	February 20, 2009
R. Gerald Turner

*By:/s/ Gregory M. Swalwell
Gregory M. Swalwell Attorney-in-Fact